Exhibit 23.3

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 1998, except for Note 9 as to which the date is July 7, 1998, of our audit of the consolidated and combined financial statements of Impac Hotel Group, L.L.C. and its Predecessors and Impac Hotel Development, Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Atlanta, Georgia
January 20, 1999